PRINCIPAL FUNDS, INC.

AMENDED AND RESTATED MANAGEMENT AGREEMENT

This AMENDED AND RESTATED MANAGEMENT AGREEMENT (the "Agreement"), to be effective December 31, 2022, is by and between PRINCIPAL FUNDS, INC., a Maryland corporation (the "Fund"), on behalf of each series identified on Schedule 1 attached hereto, as may be amended from time to time (each, a "Series"), and PRINCIPAL GLOBAL INVESTORS, LLC, a Delaware limited liability company (the "Manager").

W I T N E S S E T H:

WHEREAS, The Fund has furnished the Manager with copies properly certified or authenticated of each of the following:

(a)Articles of Incorporation of the Fund;

(b)Bylaws of the Fund as adopted by the Board of Directors; and

(c)Resolutions of the Board of Directors of the Fund selecting the Manager as investment adviser for each Series and approving the form of this Agreement with respect to each such Series; and

WHEREAS, The Fund desires to retain the Manager to provide investment management services to each Series on the terms set forth in this Agreement, and the Manager is willing to provide such investment management services to each Series on the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the Fund hereby appoints the Manager to act as investment adviser and manager of each Series, and the Manager agrees to act, perform or assume the responsibility therefore in the manner and subject to the conditions hereinafter set forth. The Fund will furnish the Manager from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

1.INVESTMENT ADVISORY SERVICES

The Manager will regularly perform the following services for each Series:

(a)Provide investment research, advice and supervision;

(b)Provide investment advisory, research and statistical facilities and all clerical services relating to research, statistical and investment work;

(c)Furnish to the Board of Directors of the Fund (or any appropriate committee of such Board), and provide ongoing review, evaluation and revision from time to time as conditions require of, a recommended investment program for the portfolio of each Series of the Fund consistent with each Series' investment objective and policies, including any recommendation for any combination or liquidation of Series;

(d)Where applicable, based upon research, analysis and due diligence, recommend to the Board of Directors of the Fund one or more sub-advisers for a Series of the Fund; regularly monitor and evaluate each sub-adviser's performance and recommend changes to the sub-advisers in situations in which appropriate;

(e)Implement such of its recommended investment program for each Series as the Fund shall approve, by placing orders for the purchase and sale of securities, subject always to the provisions of the Fund's Articles of Incorporation and Bylaws and the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), and the Fund's Registration Statement, current Prospectus and Statement of Additional Information, as each of the same shall be from time to time in effect;

(f)Advise and assist the officers of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors and any appropriate committees of such Board regarding the general conduct of the investment business of each Series; and

(g)Report to the Board of Directors of the Fund at such times and in such detail as the Board may deem appropriate in order to enable it to determine that the investment policies of each Series are being observed.

2.ACCOUNTING SERVICES

The Manager will provide all accounting services customarily required by investment companies, in accordance with the requirements of applicable laws, rules and regulations and with the policies and practices of each Series as communicated to the Manager from time to time, including, but not limited to, the following:

(a)Maintain fund general ledger and journal;

(b)Prepare and record disbursements for direct expenses of each Series;

(c)Prepare daily money transfer;

(d)Reconcile all bank and custodian accounts of each Series;

(e)Assist Fund independent auditors as appropriate;

(f)Prepare daily projection of available cash balances;

(g)Record trading activity for purposes of determining net asset values and daily dividend;

(h)Prepare daily portfolio valuation report to value portfolio securities and determine daily accrued income;

(i)Determine the net asset value per share of each Series daily or at such other intervals as the Fund may reasonably request or as may be required by law;

(j)Prepare monthly, quarterly, semi-annual and annual financial statements;

(k)Provide financial information for reports to the Securities and Exchange Commission (the "SEC") in compliance with the provisions of the 1940 Act and the Securities Act of 1933, as amended (the "Securities Act"), the Internal Revenue Service and any other regulatory or governmental agencies as required;

(l)Provide financial, yield, net asset value, and similar information to National Association of Securities Dealers, Inc., and other survey and statistical agencies as instructed from time to time by the Fund;

(m)Investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, legal counsel, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the operations of each Series; and

(n)Obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Fund in accordance with the requirements of the 1940 Act and the rules thereunder, as such bonds and policies are approved by the Fund's Board of Directors.

3.CORPORATE ADMINISTRATIVE SERVICES

The Manager will provide the following corporate administrative services for the Fund:

(a)furnish the services of such of the Manager's officers and employees as may be elected officers or directors of the Fund, subject to their individual consent to serve and to any limitations imposed by law;

(b)furnish office space, and all necessary office facilities and equipment, for the general corporate functions of the Fund (i.e., functions other than (i) underwriting and distribution of the shares of each Series; (ii) custody of the assets of each Series, (iii) transfer and paying agency services; and (iv) corporate and portfolio accounting services);

(c)furnish the services of executive and clerical personnel necessary to perform the general corporate functions of the Fund;

(d)design, develop, implement and regularly monitor appropriate compliance processes; and

(e)prepare, or provide oversight and review of the preparation of, registration statements, shareholder reports and other disclosure materials and regulatory filings for each Series.

4.RESERVED RIGHT TO DELEGATE DUTIES AND SERVICES TO OTHERS

In each case, to the extent required by applicable law (i) subject to the prior approval of a majority of the Board of Directors of the Fund, including a majority of the Directors who are not interested persons (as defined in the 1940 Act) of the Manager, Principal Life Insurance Company, or the Fund and, (ii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the applicable Series, the Manager, in assuming responsibility for the various services as set forth in this Agreement, may (a) enter into agreements with others for the performance of certain duties and services or (b) delegate the performance of some or all of such duties and services to Principal Life Insurance Company, or one or more affiliates thereof; provided, however, that (x) the entry into any such agreements shall not relieve the Manager of its duty to review and monitor the performance of such persons to the extent provided in the agreements with such persons or as determined from time to time by the Board of Directors and (y) the entry into any such agreements in clause (a) or any such delegation in clause (b) shall not relieve the Manager of any of its obligations under this Agreement.

5.EXPENSES BORNE BY THE MANAGER The Manager will pay:

(a)the organizational expenses of the Fund and its Series and share classes, including the Fund's registration under the 1940 Act, and the initial registration of its Capital Stock for sale under the Securities Act with the SEC;

(b)Compensation of personnel, officers and directors who are also affiliated with the Manager; and

(c)Expenses and compensation associated with furnishing office space, and all necessary office facilities and equipment, and personnel necessary to perform the general corporate functions of the Fund.

6.COMPENSATION OF THE MANAGER BY FUND

For all services to be rendered and payments made as provided in Sections 1, 2 and 3 hereof, the Fund will accrue daily and pay the Manager monthly, or at such other intervals as the Fund and Manager may agree, a fee based on the average of the values placed on the net assets of each Series of the Fund as of the time of determination of the net asset value on each trading day throughout the month in accordance with Schedule 1 attached hereto.

Net asset value shall be determined pursuant to applicable provisions of the Articles of Incorporation of the Fund. If pursuant to such provisions the determination of net asset value is suspended, then for the purposes of this Section 6 the value of the net assets of each Series as last determined shall be deemed to be the value of the net assets for each day the suspension continues.

The Manager may, at its option, waive all or part of its compensation for such period of time as it deems necessary or appropriate.

7.EXPENSES BORNE BY FUND

The Fund will pay, without reimbursement by the Manager, all expenses attributable to the operation of the Fund or the services described in this Agreement and not specifically identified in this Agreement as being paid by the Manager.

8.AVOIDANCE OF INCONSISTENT POSITION

In connection with purchases or sales of portfolio securities for the account of each Series, neither the Manager nor any of the Manager's directors, officers or employees will act as a principal or agent or receive any commission.

9.LIMITATION OF LIABILITY OF THE MANAGER

The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Manager's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

10.COPIES OF CORPORATE DOCUMENTS

The Fund will furnish the Manager promptly with properly certified or authenticated copies of amendments or supplements to its Articles of Incorporation or Bylaws. Also, the Fund will furnish the Manager financial and other corporate information as needed, and otherwise cooperate fully with the Manager in its efforts to carry out its duties and responsibilities under this Agreement.

11.DURATION AND TERMINATION OF THIS AGREEMENT

This Agreement shall become effective with respect to a Series as of the corresponding date set forth on Schedule 2 to this Agreement, as may be amended from time to time, and, unless otherwise terminated with respect to such Series shall continue in effect thereafter for the initial term set forth on Schedule 2 to this Agreement, and thereafter from year to year, provided that in each case the continuance is specifically approved within the period required by the 1940 Act either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and, in either event, by vote of a majority of the directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, or the Fund cast in accordance with the requirements of the 1940 Act after taking into effect any exemptive order, no-action assurances or other relief, rule or regulation upon which the Fund may rely. This Agreement may, on sixty days written notice, be terminated with respect to a Series at any time without the payment of any penalty, by the Board of Directors of the Fund, by vote of a majority of the outstanding voting securities of the Series, or by the Manager. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 11, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment," "voting security" and "majority of the outstanding voting securities") shall be applied.

12.AMENDMENT OF THIS AGREEMENT

No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series to which such amendment relates and by the vote of a majority of the directors who are not interested persons of the Manager, Principal Life Insurance Company or the Fund cast in accordance with the requirements of the 1940 Act after taking into effect any exemptive order, no-action assurances or other relief, rule or regulation upon which the Fund may rely.

13.ADDITIONAL SERIES

In the event the Fund establishes one or more Series after the effective date of this Agreement, such Series will become Series under this Agreement upon approval of this Agreement for such Series in the manner required by the 1940 Act and the amendment of Schedules 1 and 2 hereto.

14.ADDRESS FOR PURPOSE OF NOTICE

Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Fund and that of the Manager for this purpose shall be the Principal Financial Group, Des Moines, Iowa 50392-0200.

15.REPRESENTATIONS

The Fund represents and warrants that the Fund and each Series is and will remain a

"qualified eligible person" as defined in U.S. Commodity Futures Trading Commission

(CFTC) Regulation 4.7 (17 Code of Federal Regulations Section 4.7) and the Fund consents to Manager treating it and each Series as an exempt account under CFTC Regulation 4.7.

The Fund represents and warrants that each Series is a member of the National Futures Association (NFA) and is registered under the U.S. Commodity Exchange Act (CEA) or that it is not required to be a member of the NFA because (i) it is exempt from registration under the CEA, or (ii) it does not engage in activities that require such registration.

16.MISCELLANEOUS

The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party agrees that electronic signatures of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT

BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

PRINCIPAL FUNDS, INC.

By: /s/ Clint L. Woods

Clint L. Woods, Vice President, Counsel, and

Assistant Secretary

By: /s/ Adam U. Shaikh

Adam U. Shaikh, Assistant Counsel and Assistant

Secretary

PRINCIPAL GLOBAL INVESTORS, LLC

By: /s/ Clint L. Woods

Clint L. Woods, Vice President,

Associate General Counsel, and Assistant

Secretary

By: /s/ Adam U. Shaikh

Adam U. Shaikh, Assistant General Counsel

SCHEDULE 1

		Management Fee as a Percentage
		of Average Daily Net Assets
Series	First $3B	Next $4B	Next $4B	Next $4B	Over $15B
SAM Balanced Portfolio*	0.35%	0.30%	0.25%	0.20%	0.18%
SAM Conservative Balanced Portfolio*	0.35%	0.30%	0.25%	0.20%	0.18%
SAM Conservative Growth Portfolio*	0.35%	0.30%	0.25%	0.20%	0.18%
SAM Flexible Income Portfolio*	0.35%	0.30%	0.25%	0.20%	0.18%
SAM Strategic Growth Portfolio*	0.35%	0.30%	0.25%	0.20%	0.18%

*Breakpoints based on aggregate SAM Portfolio net assets.

		Management Fee as a Percentage
			of Average Daily Net Assets
		First	Next	Next		Over
Series		$500M	$500M	$500M		$1.5B
California Municipal Fund		0.40%	0.38%	0.36%		0.35%
Edge MidCap Fund		0.70%	0.68%	0.66%		0.65%
Finisterre Emerging Markets Total Return Bond Fund		0.75%	0.74%	0.73%		0.72%
Global Sustainable Listed Infrastructure Fund		0.75%	0.73%	0.71%		0.70%
Government & High Quality Bond Fund		0.49%	0.47%	0.45%		0.44%
International Small Company Fund		1.00%	0.98%	0.96%		0.95%
MidCap Growth Fund		0.65%	0.63%	0.61%		0.60%
MidCap Growth Fund III		0.87%	0.85%	0.83%		0.82%
Opportunistic Municipal Fund		0.50%	0.48%	0.46%		0.45%
SmallCap Fund		0.75%	0.73%	0.71%		0.70%
Small-MidCap Growth Fund		0.70%	0.68%	0.66%		0.65%
Tax-Exempt Bond Fund		0.40%	0.38%	0.36%		0.35%

		Management Fee as a Percentage
		of Average Daily Net Assets
	First	Next	Next	Next	Next	Over
Series	$500M	$500M	$500M	$500M	$1B	$3B
Core Plus Bond Fund	0.55%	0.53%	0.51%	0.50%	0.48%	0.45%
Diversified Income Fund	0.73%	0.71%	0.69%	0.68%	0.67%	0.66%
Diversified Real Asset Fund	0.85%	0.83%	0.81%	0.80%	0.79%	0.78%
Global Emerging Markets Fund	1.05%	1.03%	1.01%	1.00%	0.99%	0.98%
Global Multi-Strategy Fund	1.44%	1.42%	1.40%	1.39%	1.38%	1.37%
Global Real Estate Securities Fund	0.90%	0.88%	0.86%	0.85%	0.84%	0.83%
High Income Fund	0.65%	0.63%	0.61%	0.60%	0.59%	0.58%
Inflation Protection Fund	0.40%	0.38%	0.36%	0.35%	0.34%	0.33%
International Fund I	0.65%	0.63%	0.61%	0.60%	0.59%	0.58%
LargeCap Value Fund III	0.80%	0.78%	0.76%	0.75%	0.73%	0.70%
MidCap Value Fund I	0.68%	0.66%	0.64%	0.63%	0.62%	0.61%
Money Market Fund	0.40%	0.39%	0.38%	0.37%	0.36%	0.35%
Origin Emerging Markets Fund	0.99%	0.97%	0.95%	0.94%	0.93%	0.92%
Overseas Fund	0.97%	0.95%	0.93%	0.92%	0.91%	0.90%
SmallCap Growth Fund I	0.88%	0.86%	0.84%	0.83%	0.82%	0.81%
Small-MidCap Dividend Income Fund	0.79%	0.77%	0.75%	0.74%	0.73%	0.72%
SmallCap Value Fund II	0.95%	0.93%	0.91%	0.90%	0.89%	0.88%

		Management Fee as a Percentage
		of Average Daily Net Assets
Series	First $250M	Next $250M	Next $6.5B	Next $3B	Over $10B
Equity Income Fund	0.60%	0.55%	0.50%	0.49%		0.48%

Management Fee as a Percentage
of Average Daily Net Assets
Series	First $500M	Next $500M	Over $1B
Principal Capital Appreciation Fund	0.625%	0.500%	0.375%

Management Fee as a Percentage
of Average Daily Net Assets
Series	First $1B	Next $3B	Next $3B	Next $3B	Over $10B
Core Fixed Income Fund	0.39%	0.38%	0.37%	0.36%	0.34%

Management Fee as a Percentage
of Average Daily Net Assets
Series	First $250M	Over $250M
High Yield Fund	0.625%	0.500%

Management Fee as a Percentage
of Average Daily Net Assets
Series	First $3B	Next $3B	Over $6B
LargeCap S&P 500 Index Fund	0.15%	0.14%	0.13%

Management Fee as a Percentage
of Average Daily Net Assets
Series	First $1B	Next $4B	Over $5B
Short-Term Income Fund	0.40%	0.38%	0.35%

Management Fee as a Percentage
of Average Daily Net Assets
First	Next	Next	Next	Next	Next	Next	Next	Next	Next	Over
Series	$500M	$500M	$500M	$500M	$1B	$9.5B	$2.5B	$3B	$4B	$3B	$25B
MidCap	0.65%	0.63%	0.61%	0.60%	0.59%	0.58%	0.57%	0.56%	0.55%	0.53%	0.51%
Fund

Management Fee as a Percentage
of Average Daily Net Assets
First	Next	Next	Next	Next	Next	Over
Series	$500M	$500M	$500M	$500M	$1B	$7B	$10B
Blue Chip Fund	0.65%	0.63%	0.61%	0.60%	0.59%	0.58%	0.57%
Diversified International Fund	0.80%	0.78%	0.76%	0.75%	0.73%	0.70%	0.69%

Management Fee as a Percentage
of Average Daily Net Assets
First	Next	Next	Next	Next	Next	Over
Series	$500M	$500M	$500M	$500M	$1B	$2B	$5B
Real Estate Securities Fund	0.85%	0.83%	0.81%	0.80%	0.79%	0.78%	0.77%

Management Fee as a Percentage
of Average Daily Net Assets
First	Next	Next	Next	Next	Next	Next	Next	Over
Series	$500M	$500M	$500M	$500M	$1B	$2B	$2B	$3B	$10B
Spectrum
Preferred and	0.75%	0.73%	0.71%	0.70%	0.69%	0.68%	0.67%	0.66%	0.65%
Capital Securities

Income Fund

Management Fee as a Percentage
of Average Daily Net Assets
First	Next	Next	Next	Next	Next	Over
Series	$500M	$500M	$500M	$500M	$1B	$9B	$12B
LargeCap Growth Fund I	0.66%	0.64%	0.62%	0.61%	0.60%	0.59%	0.58%

Management Fee as a Percentage
Series	of Average Daily Net Assets
Bond Market Index Fund	0.14%
Capital Securities Fund	0.00%
Government Money Market Fund	0.15%
International Equity Index Fund	0.25%
MidCap S&P 400 Index Fund	0.15%
Principal LifeTime 2010 Fund	0.00%
Principal LifeTime 2015 Fund	0.00%
Principal LifeTime 2020 Fund	0.00%
Principal LifeTime 2025 Fund	0.00%
Principal LifeTime 2030 Fund	0.00%
Principal LifeTime 2035 Fund	0.00%
Principal LifeTime 2040 Fund	0.00%
Principal LifeTime 2045 Fund	0.00%
Principal LifeTime 2050 Fund	0.00%
Principal LifeTime 2055 Fund	0.00%
Principal LifeTime 2060 Fund	0.00%
Principal LifeTime 2065 Fund	0.00%
Principal LifeTime Strategic Income Fund	0.00%
Principal LifeTime Hybrid Income Fund	0.00%
Principal LifeTime Hybrid 2015 Fund	0.00%
Principal LifeTime Hybrid 2020 Fund	0.00%
Principal LifeTime Hybrid 2025 Fund	0.00%
Principal LifeTime Hybrid 2030 Fund	0.00%
Principal LifeTime Hybrid 2035 Fund	0.00%
Principal LifeTime Hybrid 2040 Fund	0.00%
Principal LifeTime Hybrid 2045 Fund	0.00%
Principal LifeTime Hybrid 2050 Fund	0.00%
Principal LifeTime Hybrid 2055 Fund	0.00%
Principal LifeTime Hybrid 2060 Fund	0.00%
Principal LifeTime Hybrid 2065 Fund	0.00%
SmallCap S&P 600 Index Fund	0.15%

SCHEDULE 2

Effective Date and Initial Term of Management Agreement for each Series

Series	Effective Date	Initial Term
Blue Chip Fund	06/14/2012	One Year
Bond Market Index Fund	12/30/2009	One Year
California Municipal Fund	01/12/2007	One Year
Capital Securities Fund	03/14/2014	One Year
Core Fixed Income Fund	01/12/2007	One Year
Core Plus Bond Fund	12/06/2000	One Year
Diversified Income Fund	12/15/2008	One Year
Diversified International Fund	12/06/2000	One Year
Diversified Real Asset Fund	03/16/2010	One Year
Edge MidCap Fund	09/30/2015	One Year
Equity Income Fund	01/12/2007	One Year
Finisterre Emerging Markets Total Return Bond Fund	07/11/2016	One Year
Global Emerging Markets Fund	12/06/2000	One Year
Global Multi-Strategy Fund	10/24/2011	One Year
Global Real Estate Securities Fund	10/01/2007	One Year
Global Sustainable Listed Infrastructure Fund	09/22/2022	Two Years
Government & High Quality Bond Fund	01/12/2007	One Year
Government Money Market Fund	12/20/2017	One Year
High Income Fund	12/29/2004	One Year
High Yield Fund	01/12/2007	One Year
Inflation Protection Fund	12/29/2004	One Year
International Equity Index Fund	12/30/2009	One Year
International Fund I	12/29/2003	One Year
International Small Company Fund	06/11/2014	One Year
LargeCap Growth Fund I	12/06/2000	One Year
LargeCap S&P 500 Index Fund	12/06/2000	One Year
LargeCap Value Fund III	12/06/2000	One Year
MidCap Fund	12/06/2000	One Year
MidCap Growth Fund	12/06/2000	One Year
MidCap Growth Fund III	12/06/2000	One Year
MidCap S&P 400 Index Fund	12/06/2000	One Year
MidCap Value Fund I	12/29/2003	One Year
Money Market Fund	12/06/2000	One Year
Opportunistic Municipal Fund	06/14/2012	One Year
Origin Emerging Markets Fund	01/23/2015	One Year
Overseas Fund	09/30/2008	One Year
Principal Capital Appreciation Fund	01/12/2007	One Year
Principal LifeTime 2010 Fund	02/27/2001	One Year
Principal LifeTime 2015 Fund	02/29/2008	One Year
Principal LifeTime 2020 Fund	02/27/2001	One Year
Principal LifeTime 2025 Fund	02/29/2008	One Year
Principal LifeTime 2030 Fund	02/27/2001	One Year
Principal LifeTime 2035 Fund	02/29/2008	One Year
Principal LifeTime 2040 Fund	02/27/2001	One Year
Principal LifeTime 2045 Fund	02/29/2008	One Year
Principal LifeTime 2050 Fund	02/27/2001	One Year
Principal LifeTime 2055 Fund	02/29/2008	One Year
Principal LifeTime 2060 Fund	03/01/2013	One Year
Principal LifeTime 2065 Fund	09/06/2017	One Year

Series	Effective Date	Initial Term
Principal LifeTime Strategic Income Fund	02/27/2001	One Year
Principal LifeTime Hybrid 2015 Fund	09/30/2014	One Year
Principal LifeTime Hybrid 2020 Fund	09/30/2014	One Year
Principal LifeTime Hybrid 2025 Fund	09/30/2014	One Year
Principal LifeTime Hybrid 2030 Fund	09/30/2014	One Year
Principal LifeTime Hybrid 2035 Fund	09/30/2014	One Year
Principal LifeTime Hybrid 2040 Fund	09/30/2014	One Year
Principal LifeTime Hybrid 2045 Fund	09/30/2014	One Year
Principal LifeTime Hybrid 2050 Fund	09/30/2014	One Year
Principal LifeTime Hybrid 2055 Fund	09/30/2014	One Year
Principal LifeTime Hybrid 2060 Fund	09/30/2014	One Year
Principal LifeTime Hybrid 2065 Fund	09/06/2017	One Year
Principal LifeTime Hybrid Income Fund	09/30/2014	One Year
Real Estate Securities Fund	12/06/2000	One Year
SAM* Balanced Portfolio	01/12/2007	One Year
SAM* Conservative Balance Portfolio	01/12/2007	One Year
SAM* Conservative Growth Portfolio	01/12/2007	One Year
SAM* Flexible Income Portfolio	01/12/2007	One Year
SAM* Strategic Growth Portfolio	01/12/2007	One Year
Short-Term Income Fund	01/12/2007	One Year
SmallCap Fund	12/06/2000	One Year
SmallCap Growth Fund I	12/06/2000	One Year
SmallCap S&P 600 Index Fund	12/06/2000	One Year
SmallCap Value Fund II	06/01/2004	One Year
Small-MidCap Dividend Income Fund	06/06/2011	One Year
Small-MidCap Growth Fund	06/12/2019	One Year
Spectrum Preferred and Capital Securities Income Fund	05/01/2002	One Year
Tax-Exempt Bond Fund	01/12/2007	One Year
*Strategic Asset Management